UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On May 19, 2009, Sucampo Pharmaceuticals, Inc. issued a press release.  The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. All readers are encouraged to read the entire text of the press release attached hereto.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1, except insofar as such information is also set forth under Item 8.01 below, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.     Other Events.

Sucampo Pharmaceuticals, Inc., today announced that its subsidiary, Sucampo Pharma, Ltd., or SPL, has initiated enrollments and completed the randomizations of the first patients into the pivotal phase 3 efficacy trial and an open-label phase 3 safety trial of lubiprostone for chronic idiopathic constipation, or CIC, in Japan.

Under the terms of the February 19, 2009 agreement between SPL and Abbott Japan Co. Ltd., or Abbott Japan, to develop and commercialize lubiprostone in Japan for the treatment of CIC, SPL will receive from Abbott Japan a development milestone payment of $7.5 million within 15 days of the initiation of the first phase 3 trial of lubiprostone, which occurred on May 13, 2009.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by the registrant on May 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	May 19, 2009	/s/ JAN SMILEK
		Name:	Jan Smilek
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on May 19, 2009